                           SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement

[_] Confidential, for Use of the Commission only (as permitted by Rule 14c-5(d)(2))

[_]  Definitive Information Statement


                           ENEX RESOURCES CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  Fee computed on table below per Exchange Act Rules14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          Common Stock

     (2)  Aggregate number of securities to which transaction applies:
          268,493 (a)

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $14.00 cash paid per share of Common Stock

     (4)  Proposed maximum aggregate value of transaction:  $3,758,902 (a)

     (5)  Total fee paid:  $751.78 (a)

     (a) As of November 1, 2001, there were 268,493 shares of common stock, par value $0.05 per share ("Common Stock") of Enex Resources Corporation ("Enex") outstanding and owned by stockholders other than 3TEC Energy Corporation ("3TEC"). The filing fee was determined by multiplying the number of shares of Common Stock that are proposed to be acquired in the merger times the merger consideration of $14.00 in cash per share of Common Stock (the "Total Consideration"). The payment of the filing fee, calculated in accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended, equals one-fiftieth of one percent of the Total Consideration.

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         To Be Held December 10, 2001

To the Stockholders of Enex Resources Corporation:

   You are cordially invited to attend a Special Meeting of Stockholders of Enex Resources Corporation, a Delaware corporation (the "Company"), to be held at the offices of the Company, 700 Milam Street, Suite 1100, Houston, Texas 77002, on Monday, December 10, 2001, at 10:00 a.m. Central Standard Time for the following purposes.

  1. To consider and vote upon a proposal (the "Merger Proposal") to approve and adopt the Merger Agreement dated October 25, 2001 (the "Merger Agreement") among the Company, 3TEC Energy Corporation ("3TEC"), a Delaware corporation, and 3NEX Acquisition Corporation ("3NEX"), a Delaware corporation and wholly owned subsidiary of 3TEC.

  2. To transact such other business as may properly come before the Special Meeting and any adjournments thereof.

   If approved, each share of common stock of the Company (other than shares owned by 3TEC or by stockholders exercising dissenters' rights) will be converted into the right to receive $14.00 per share in cash. This transaction will be effected through the merger (the "Merger") of the newly formed corporation, 3NEX, with and into the Company, with the Company surviving as a wholly owned subsidiary of 3TEC.

   The Company's Board of Directors (the "Board") has determined that the Merger is in the best interests of the Company and its stockholders and has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger. The Board unanimously recommends that you vote "FOR" the Merger Proposal.

   You are urged to read the accompanying Information Statement, which includes a description of the terms of the proposed Merger. A copy of the Merger Agreement is attached to the Information Statement as Exhibit "A".

   As is more fully explained in the Information Statement, holders of Company common stock have the right to dissent from the Merger and to receive payment of the fair value of their shares upon full compliance with Section 262 of the General Corporation Law of the State of Delaware.

   All stockholders of record as of November 1, 2001, are entitled to notice of and to vote at the Special Meeting and any adjournments thereof.

   We are not asking you for a proxy and you are requested not to send us a proxy. No proxies are being solicited for this meeting, and the Company requests that no proxies be sent to it. You are encouraged to attend the meeting in person or send a personal representative who may vote your shares in your absence pursuant to a duly executed proxy in favor of such personal representative.

   Please do not send in your stock certificate at this time. In the event the Merger is consummated, you will be sent a letter of transmittal for that purpose as soon as reasonably practicable thereafter.

   Your vote is important.

                                        By Order of the Board of Directors

                                        /s/ Floyd C. Wilson

                                        Floyd C. Wilson
                                        Chairman of the Board and
                                        Chief Executive Officer

November 14, 2001
Houston, Texas

   This Information Statement is being mailed to stockholders commencing on or about November 20, 2001.

                          ENEX RESOURCES CORPORATION
                         700 Milam Street, Suite 1100
                             Houston, Texas 77002

                             INFORMATION STATEMENT
                                      For
                        SPECIAL MEETING OF STOCKHOLDERS

                         To Be Held December 10, 2001

   This Information Statement is furnished to stockholders of Enex Resources Corporation, a Delaware corporation (the "Company"), in connection with a Special Meeting of Stockholders of the Company to be held at 10:00 a.m. Central Standard Time on Monday, December 10, 2001, and all adjournments thereof (the "Special Meeting"). This Information Statement is being mailed to stockholders of the Company on or about November 14, 2001.

   The Special Meeting will be held at the principal offices of the Company at 700 Milam Street, Suite 1100, Houston, Texas 77002. Stockholders may attend the meeting in person or send a personal representative who may vote such stockholder's shares pursuant to a duly executed proxy in favor of such personal representative. Any stockholder giving such proxy may revoke it at any time before it is voted by written revocation delivered to the Company's Secretary, by voting in person at the Special Meeting or by giving a later proxy. We are not asking you for a proxy and you are requested not to send us a proxy. The Company is not soliciting proxies in connection with this Special Meeting, and the Company requests that no proxies be sent to it.

   This Information Statement relates to the Merger Agreement dated October 25, 2001 (the "Merger Agreement") among the Company, 3TEC Energy Corporation ("3TEC"), a Delaware corporation, and 3NEX Acquisition Corporation ("3NEX"), a Delaware corporation and wholly owned subsidiary of 3TEC. A copy of the Merger Agreement is attached hereto as Exhibit "A".

   The Merger Agreement provides for the merger (the "Merger") of the newly formed corporation, 3NEX, with and into the Company, with the Company surviving as a wholly owned subsidiary of 3TEC. If approved, each share of common stock of the Company (other than shares owned by 3TEC or by stockholders exercising dissenters' rights) will be converted into the right to receive $14.00 per share in cash.

   The Company's Board of Directors (the "Board") has determined that the Merger is in the best interests of the Company and its stockholders and has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger. The Board unanimously recommends that the holders of the common stock vote "FOR" the Merger Proposal.

   The Merger is for cash only. After the consummation of the Merger, current Company stockholders will have no further ownership interest in the Company.

                           OUTSTANDING CAPITAL STOCK

   The record date for stockholders entitled to vote at the Special Meeting is the close of business on November 1, 2001. At the close of business on that date, the Company had issued, outstanding and entitled to vote at the meeting 1,342,672 shares of common stock, $.05 par value. The common stock is currently quoted on the OTC Bulletin Board under the symbol "ENEX.OB". The quotations represent prices in the over-the-counter market between dealers in securities and do not include retail markup, markdown or commissions and do not necessarily represent actual transactions. On October 31, 2001, the last reported sale price of common stock was $13.40 per share.

                                    SUMMARY

   The following is a summary of certain information regarding the Merger Proposal contained elsewhere in this Information Statement and the Exhibits hereto. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in this Information Statement and the Exhibits hereto.

Parties to the Merger Agreement

   Enex Resources Corporation. The Company is engaged in the business of acquiring interests in producing oil and gas properties. Its principal executive offices are located at 700 Milam Street, Suite 1100, Houston, Texas 77002 and its telephone number is (713) 821-7100. See "PARTIES TO THE MERGER AGREEMENT--The Company;"

   3TEC Energy Corporation. 3TEC is engaged in the acquisition, development, production and exploration of oil and natural gas reserves. Its principal executive offices are located at 700 Milam Street, Suite 1100, Houston, Texas 77002 and its telephone number is (713) 821-7100. See "PARTIES TO THE MERGER AGREEMENT--3TEC".

   3NEX Acquisition Corporation. 3NEX was incorporated solely for the purpose of consummating the Merger. It has minimal assets and no business and has carried on no activities which are not directly related to its formation and its execution of the Merger Agreement. Its principal executive offices are located at 700 Milam Street, Suite 1100, Houston, Texas 77002 and its telephone number is (713) 821-7100. See "PARTIES TO THE MERGER AGREEMENT-- 3NEX".

Vote Required

   The affirmative vote equal to at least two-thirds of the votes of holders of common stock entitled to vote at the Special Meeting, in person or by proxy, is required for the ratification of the Merger Proposal.

The Merger

   Recommendation of the Board. The Board has determined that the Merger is in the best interests of the Company and its stockholders and has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger. The Board unanimously recommends that the Company's stockholders vote "FOR" the Merger Proposal. See "THE MERGER--Reasons for the Merger; Recommendation of the Board".

   Fairness Opinion. Sanders Morris Harris has assisted the Board in its examination of the fairness, from a financial point of view, of the Merger to the Company's stockholders. The full text of such written opinion is attached hereto as Exhibit "C" (the "Fairness Opinion"). Holders of common stock are urged to read the written opinion in its entirety as such opinion is subject to the limitations and based on the assumptions set forth therein. See "THE MERGER--Fairness Opinion".

   Certain Federal Income Tax Consequences. In general, each holder of common stock will recognize gain or loss for federal income tax purposes equal to the difference, if any, between the cash received pursuant to the Merger or pursuant to the exercise of dissenters' rights under the General Corporation Law of the State of Delaware (the "DGCL") and such holder's adjusted tax basis for his common stock. Such gain or loss generally will be treated as a capital gain or capital loss provided the common stock was a capital asset in the hands of such holder. Such transaction may also be taxable under applicable state, local and foreign tax laws and may be subject to backup withholding. All stockholders are urged to consult their own tax advisors.

   Accounting Treatment. The Company understands that the Merger will be accounted for by 3TEC as a "purchase" under generally accepted accounting principles. See "THE MERGER-- Accounting Treatment".

The Merger Agreement

   Conversion of Securities. At the Effective Time (hereafter defined) of the Merger each issued and outstanding share of common stock, other than shares owned by 3TEC or by stockholders exercising dissenters' rights, will be converted into the right to receive $14.00 in cash per share (the "Merger Consideration"). See "THE MERGER AGREEMENT--Conversion of Securities".

   Payment of Merger Consideration. As soon as reasonably practical after the Effective Time, Bank One, N.A. (the "Paying Agent") will mail to each holder of record of shares of common stock (other than 3TEC and dissenting stockholders) a letter of transmittal and related instructions to effect the surrender of certificates representing such shares in exchange for the consideration therefor in accordance with the Merger Agreement. See "THE MERGER AGREEMENT--Payment of Merger Consideration".

   No Solicitation. Except as permitted in the Merger Agreement, the Company has agreed that prior to the Effective Time it will not solicit, initiate or encourage the submission of any proposal or offer relating to the acquisition of all or substantially all of the capital stock or assets of the Company. See "THE MERGER AGREEMENT--No Solicitation".

   Termination. The Merger Agreement may be terminated at any time prior to the Effective Time: (i) by mutual written agreement of the Company, 3TEC and 3NEX; (ii) by 3TEC and 3NEX or the Company if the Merger is not consummated by December 31, 2001, due to the failure of any condition precedent, or there has been a material breach that has not been cured within thirty (30) days; (iii) by the Company, 3TEC or 3NEX if the Fairness Opinion is withdrawn; (iv) by the Company in the event the Board concludes that termination would be in the best interests of the Company and its stockholders; or (v) by 3TEC, 3NEX or the Company in the event the Merger Proposal is not approved by the Company's stockholders. See "THE MERGER AGREEMENT--Termination".

Appraisal Rights of Dissenting Stockholders

   Under the DGCL, holders of shares of common stock have the right to dissent from the Merger and to receive payment of the fair value of their shares upon full compliance with Section 262 of the DGCL. See "APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS" and Exhibit "B" hereto.

Source and Amount of Funds

   3TEC and 3NEX intend to finance the payment of the Merger Consideration and all costs and expenses relating to the Merger through 3TEC's cash on hand. See "SOURCE AND AMOUNT OF FUNDS".

Interests of Certain Persons in the Merger

   Directors and executive officers of the Company have interests in the Merger in addition to their interests solely as directors and executive officers of the Company. Of the Company's six (6) current Board members, five
(5) also currently serve on the 3TEC Board of Directors. In addition, all of the officers of the Company also currently serve as officers of 3TEC. It is expected that current Company directors and executive officers will continue with the Company after the Merger. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER".

Market Prices of Common Stock

   The common stock is currently quoted on the OTC Bulletin Board under the symbol "ENEX.OB". The quotations represent prices in the over-the-counter market between dealers in securities and do not include retail markup, markdown or commissions and do not necessarily represent actual transactions. On October 31, 2001, the last reported sale price of common stock was $13.40 per share.

                           QUORUM AND REQUIRED VOTE

   The presence, in person or by proxy, of the holders of shares of common stock entitled to vote at the Special Meeting representing a majority of the votes entitled to be cast is necessary to constitute a quorum at the Special Meeting. Each holder of shares of common stock is entitled to one vote, in person or by proxy, for each share held in such stockholder's name on the record date. Assuming the presence of a quorum, the affirmative vote equal to at least two-thirds of the votes of holders of common stock entitled to vote at the Special Meeting, in person or by proxy, is required for the ratification of the Merger Proposal. As to any other matters which may come before the meeting, a majority of the votes of holders of common stock cast at the Special Meeting generally is required for approval. Abstentions will be included in vote totals, and, as such, will have the same effect on the matter voted upon as a negative vote. Where nominee recordholders do not vote on the Merger Proposal or other proposals because they did not receive specific instructions on such proposal from the beneficial owners of such shares ("broker nonvotes"), such broker nonvotes will not be included in vote totals and, as such, will have no effect on the action taken at the Special Meeting.

   The Company is not aware of any other proposals planned to be made at the Special Meeting and has no current intention of making any additional proposals. The chairman of the meeting shall determine the order of business at the Special Meeting and the voting and other procedures to be observed. The chairman is authorized to declare whether any business is properly brought before the meeting, and business not properly brought before the meeting may not be transacted.

                        PARTIES TO THE MERGER AGREEMENT

The Company

   The Company is engaged in the business of acquiring working interests in producing oil and gas properties. The Company's producing oil and gas properties are all located in the United States, primarily in Texas. The Company was incorporated on August 17, 1979, in Colorado. On June 30, 1992, the Company reincorporated in Delaware. Its principal executive offices are located at 700 Milam Street, Suite 1100, Houston, Texas 77002 and its telephone number is (713) 821-7100.

3TEC

   3TEC is a public company engaged in the acquisition, development, production and exploration of oil and natural gas reserves. Its principal executive offices are located at 700 Milam Street, Suite 1100, Houston, Texas 77002 and its telephone number is (713) 821-7100. 3TEC's common stock is traded on the Nasdaq National Market under the symbol "TTEN". 3TEC's website is located at www.3tecenergy.com.

3NEX

   3NEX was incorporated solely for the purpose of consummating the Merger. It has minimal assets and no business and has carried on no activities which are not directly related to its formation and its execution of the Merger Agreement. Its principal executive offices are located at 700 Milam Street, Suite 1100, Houston, Texas 77002 and its telephone number is (713) 821-7100.

                                  THE MERGER

Background of the Merger

   On September 13, 2001, the Company engaged Sanders Morris Harris ("SMH") to evaluate and consider the fairness to the holders of the Company's common stock the merger proposal previously received from 3TEC.

   On October 1, 2001, the Board met with G. Clyde Buck of SMH to discuss the Fairness Opinion. After Mr. Buck's presentation, and discussion by the Board, the Board voted unanimously to proceed with the proposed Merger, to negotiate the Merger Agreement, and authorized Floyd C. Wilson, the Company's Chief Executive Officer, to execute the definitive merger agreement on behalf of the Company.

   On October 25, 2001, the Company, 3TEC and 3NEX executed the Merger
Agreement.

Reasons for the Merger; Recommendation of the Board

   The Board has determined that the Merger is in the best interests of the Company and its stockholders and has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger. The Board unanimously recommends that the Company's stockholders vote "FOR" the Merger Proposal.

   In determining to recommend that the Company's stockholders vote FOR the Merger Proposal, the Board considered a number of factors, including the following:

      (i) The current and historical financial condition, results of operations and resources of the Company.

       (ii) The projected financial condition, results of operations, prospects and strategic objectives of the Company, as well as the risks involved in achieving those objectives given the current economic and market conditions.

     (iii) The Fairness Opinion of SMH delivered to the Board on October 1, 2001, to the effect that, as of the date of such opinion, the common stock Merger Consideration was fair, from a financial point of view, to the holders of common stock. The full text of the Fairness Opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Exhibit "C" and should be read carefully in its entirety.

       (iv) The availability of appraisal rights under Section 262 of the DGCL for stockholders. Appraisal rights would allow any stockholder who believed that the $14.00 per share common stock Merger Consideration was insufficient to seek an opportunity to so assert under Delaware law.

      (v) The terms and conditions of the Merger Agreement, including the terms of the Merger Agreement that permit the Board to terminate the Merger Agreement if the Board determines that termination would be in the best interests of the Company and its stockholders.

       (vi) The likelihood that the Merger would be consummated, including the likelihood of satisfying the conditions to the consummation of the Merger contained in the Merger Agreement and the experience, reputation and financial condition of 3TEC.

     (vii) The recommendation of the Company's management with respect to the Merger.

   The foregoing discussion of the information and factors considered by the Board is not meant to be exhaustive. In view of the variety of factors considered, the Board did not find it practical to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

Fairness Opinion

   The Board retained SMH to act as its financial advisor in connection with the Merger and to render an opinion as to the fairness of the financial terms of the Merger to the Company's public common stockholders. SMH, a wholly owned subsidiary of Sanders Morris Harris Group, a Nasdaq-traded financial services firm, is an independent investment banking firm that has no ownership in the Company and is not an affiliate of the Company. Management of the Company had previously worked with SMH and were aware that SMH, as part of its investment banking business, is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. SMH is not under contract or in specific discussions to provide future financial advisory services to the Company.

   On October 1, 2001, SMH rendered its Fairness Opinion to the Board to the effect that, as of such date, the Merger Proposal was fair to the public stockholders of the Company from a financial point of view. The Company did not place any limitation upon SMH with respect to the procedures followed or factors considered by SMH in rendering the Fairness Opinion. The full text of the Fairness Opinion is attached hereto as Exhibit "C". SMH has consented to the Company's reference to their Fairness Opinion in this Information Statement and to the disclosure of the analyses performed by SMH in connection with their Fairness Opinion in, and the inclusion of their Fairness Opinion as an exhibit to, this Information Statement. The Company's stockholders should read the entire Fairness Opinion carefully. SMH provided its Fairness Opinion to the Board for its information, and its Fairness Opinion is directed to the fairness of the Merger to the Company's public stockholders from a financial point of view. SMH's Fairness Opinion does not address the relative merits of the Merger or any other potential transactions or business strategies considered by the Board, and does not constitute a recommendation to any stockholder as to how that stockholder should vote at the Company's Special Meeting.

   In rendering its Fairness Opinion, SMH relied, without independent verification, on the accuracy and completeness of all financial and other information publicly available or furnished to SMH by or on behalf of the Company. SMH did not make an independent evaluation or appraisal of any of the Company's assets or liabilities. The Fairness Opinion is based on all economic, market and business and financial conditions relevant to the Company and existing on the date of the Fairness Opinion which could be evaluated by SMH.

   The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The following is a brief summary and general description of the valuation methodologies followed and analysis applied by SMH. However, the summary does not purport to be a complete statement of the analyses and procedures applied, the judgements made or the conclusion reached by SMH, or a complete description of its presentation. SMH's analyses must be considered as a whole, and selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create an incomplete view of the process underlying its analyses and opinion.

   In connection with rendering the Fairness Opinion, SMH reviewed, among other things, certain financial and other information regarding the Company that was publicly available or furnished to SMH by the Company, including certain financial analyses, financial forecasts, reports and other information prepared by management and representatives of the Company. SMH discussed with the Company's senior management the Company's current and historical financial condition and results of operations and the Company's projected financial condition, results of operations, prospects and strategic objectives.

   In determining whether the Merger was fair from a financial point of view,
SMH:

  (i) assessed the fair market value of the Company using standard valuation methodologies used in the oil and gas industry and other industries; and

  (ii) analyzed the fair market value of the common stock and compared such values to the consideration offered.

   A Glossary of Terms defining technical terms used in this Information Statement in connection with the oil and gas exploration and development business of the Company and 3TEC are contained in Exhibit "D" attached hereto.

   In arriving at its opinion, SMH estimated the fair market value per share for the Company of $13.69 in its "SEC" or "Flat Price" Case and $14.74 in its "Escalating" Case. In the "Escalating" Case, initial prices were the average NYMEX prices, as of September 1, 2001, for oil and natural gas for the years 2001 through 2003. After the year 2003, oil prices were escalated at 3.5% per year to a maximum price of $40.00 per barrel. After the year 2003, gas prices were escalated at 3.0%--3.4% per year to a maximum price of $6.50 per Mcf. Ad valorem and production taxes account for approximately 10% of sales and were escalated at an annual rate equal to that of the increased sales. Operating expenses as a percentage of sales rose from approximately 14% to over 30% as production slowly declined over time.

   In the "SEC" or "Flat Price" Case, the oil and natural gas prices, as of September 1, 2001, discounted by 10%, were used and remained constant over the years analyzed.

   In discussions with oil and gas executives currently considering acquisitions somewhat comparable to the Company's primary assets, SMH was told that a reasonable escalating case discounted by 12-15% was a better indicator of fair market value than an SEC flat-price case discounted at 10%.

   SMH also noted that the current cautious market environment after the September 11, 2001, terrorist attacks in New York City and Washington D.C. may have lowered market prices to the degree that an escalated case discounted by 15-18% may be the best current indicator of fair market value. When the markets reopened on September 14, 2001, natural gas futures contracts jumped in price. They have since declined to levels below those before the attacks. In examining current futures contracts extending out until August of 2004, prices are close to those used in the "Escalating" Case. This would indicate that the "Escalating" Case more accurately reflects expected future prices and should thus be weighted more heavily than the "SEC" or "Flat Price" Case. Using an escalating case discounted by 15% leads to a fair market value of $14.01 per share for the Company's common stock.

   In addition to performing the analyses described above, SMH reviewed the historical trading of the common stock of the Company. SMH noted that the average daily stock closing price for the Company's common stock ranged from a low of $7.24 to a high of $10.00 within 120 days prior to September 18, 2001.

   The various analyses performed by SMH supported the conclusion that a common stock Merger Consideration of $14.00 per share would be fair to the holders of common stock, from a financial point of view.

   As compensation for its services to the Company in connection with the Merger, the Company agreed to pay SMH $75,000. No portion of the fee paid to SMH was contingent upon the conclusion reached in its final opinion. In addition, the Company has agreed to indemnify SMH against certain liabilities.

Certain Federal Income Tax Consequences

   The following is a general summary of the material federal income tax consequences of the Merger to beneficial owners of common stock and is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and final regulations thereunder and current administrative rulings and court decisions, all of which are subject to change (possibly on a retroactive basis). No attempt has been made to comment on all federal income tax consequences of the Merger that may be relevant to particular holders, including those that are subject to special tax rules such as dealers in securities, mutual funds, insurance companies, tax-exempt entities, holders who do not hold their common stock as capital assets and holders that, for federal income tax purposes, are non-resident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts.

   The tax discussion set forth below is included for general information only. It is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder. Holders are advised and expected to consult with their own legal and tax advisers regarding the federal income tax consequences of the Merger in light of their particular circumstances, and any other consequences to them of the Merger under state, local and foreign tax laws.

   In general, each holder of common stock will recognize gain or loss for federal income tax purposes equal to the difference, if any, between the cash received pursuant to the Merger or pursuant to the exercise of dissenters' rights under the DGCL and such holder's adjusted tax basis for his common stock. In general, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holder has held his common stock for more than one year as of the Effective Time.

   Unless a holder of common stock entitled to receive cash payments pursuant to the Merger complies with certain reporting and certification procedures, or otherwise demonstrates to the satisfaction of the Paying Agent under the Merger Agreement that it is an exempt recipient under applicable withholding provisions of the Code and the Treasury regulations promulgated thereunder, such holder may be subject to federal backup withholding at a rate of 30.5% with respect to all such cash payments which such holder is entitled to receive. Backup withholding is not an additional tax. Rather, amounts withheld under applicable withholding provisions are applied or credited towards the total federal income tax liability of persons subject to backup withholding.

Accounting Treatment

   The Company understands that the Merger will be accounted for by 3TEC as a "purchase" under generally accepted accounting principles.

Regulatory Approvals

   The Company, 3TEC and 3NEX are not aware of any federal or state regulatory requirements that must be complied with, nor any approvals which must be obtained with regard to the Merger.

                             THE MERGER AGREEMENT

   The description of the Merger Agreement contained in this Information Statement discusses the material aspects thereof, but does not purport to be complete in every respect. It is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit "A" and incorporated herein by reference.

Effective Time

   At the time of the closing under the Merger Agreement (the "Closing"), a certificate of merger (the "Certificate of Merger") will be filed with the Secretary of State of the State of Delaware. The Merger will become effective at the time of such filing (the "Effective Time"). The date of the Closing is hereinafter referred to as the Closing Date.

The Merger

   At the Effective Time, 3NEX will be merged with and into the Company, with the Company continuing as the surviving corporation. As a result of the Merger, the separate corporate existence of 3NEX will cease and the Company will succeed to all the rights and be responsible for all the obligations of 3NEX in accordance with the DGCL.

   At the Effective Time, the Certificate of Incorporation and Bylaws of the Company as in effect immediately prior thereto, will remain the Certificate of Incorporation and Bylaws of the surviving corporation until thereafter amended in accordance with applicable law.

   The directors and officers of the Company immediately prior to the Effective Time will remain the directors and officers each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Company.

Conversion of Securities

   At the Effective Time, by virtue of the Merger and without any further action on the part of any stockholder of the Company or 3NEX:

      (i) each issued and outstanding share of common stock (other than shares held by dissenting stockholders or 3TEC) shall be canceled and converted into the right to receive $14.00 per share (the "common stock Merger Consideration");

       (ii) each share of common stock held by 3NEX or 3TEC will be canceled without consideration;

     (iii) each dissenting stockholder shall become entitled to receive the "fair value" of such shares judicially determined and paid in cash in accordance with Section 262 of the DGCL; and

       (iv) each issued and outstanding share of common stock, par value of $.05 per share, of 3NEX shall be converted into one share of common stock of the Company.

   Shares of common stock which immediately prior to the Effective Time are held by persons who have properly exercised and perfected appraisal rights under Section 262 of the DGCL (the "Dissenting Shares") will not be converted into the right to receive the common stock Merger Consideration. The holders of Dissenting Shares will be entitled to receive such consideration as shall be determined pursuant to Section 262 of the DGCL; provided, however, that if any such holder fails to perfect or shall withdraw or lose such holder's right to appraisal and payment under the DGCL, each of such holder's shares of common stock will be deemed to have been converted as of the Effective Time into the right to receive the applicable common stock Merger Consideration, without any interest thereon, and such shares will no longer be Dissenting Shares.

   After the Effective Time, holders of common stock will cease to have rights with respect thereto, except the right to receive the applicable Merger Consideration in respect of each such share and, where applicable, the right to perfect appraisal rights in respect thereof. No transfer of shares of common stock will be made on the stock transfer books of the Company after the Effective Time.

Payment of Merger Consideration

   Immediately after the Effective Time, the Company will deposit with the Paying Agent an aggregate amount in cash equal to the applicable Merger Consideration multiplied by the respective number of shares of common stock outstanding as of the Closing (other than any Dissenting Shares and any shares owned by 3TEC or 3NEX) (such aggregate amount, the "Payment Fund"). Immediately after the Effective Time, the Paying Agent will mail to each holder of record of outstanding Company common stock (other than any Dissenting Shares and any shares owned by 3TEC or 3NEX) (the "Target Shares"):
(i) a letter of transmittal (a "Letter of Transmittal") which will specify that delivery shall be effected, and risk of loss and title to each such Target Shares shall pass to the Paying Agent only upon delivery of such Target Shares' stock certificates to the Paying Agent, and contain such other provisions as 3TEC may reasonably specify; and (ii) instructions to effect the surrender of such Target Shares in exchange for an amount equal to the product of the applicable Merger Consideration and the number of shares of common stock represented by such Target Shares. No interest will accrue or be paid to the holder of any outstanding Target Shares. Any portion of the Payment Fund that remains unclaimed for ninety (90) days after the Effective Time will be delivered by the Paying Agent to the Company, upon demand, and any holder of a certificate who has not theretofore surrendered such certificate as described above may thereafter look only to the Company for delivery of the applicable Merger Consideration in respect of the shares of common stock represented by such certificate, without interest, subject in all events to all applicable abandoned property, escheat and other similar laws.

Representations and Warranties

   The Merger Agreement contains various representations and warranties of the Company relating to, among other things, the following matters (which representations and warranties are subject, in certain cases, to specified exceptions): (i) the due organization, power and standing of, and similar corporate matters with respect to, the Company; (ii) the capital structure of the Company; (iii) the authorization, execution, delivery, performance and enforceability of the Merger Agreement subject however to stockholder approval; (iv) the absence of any conflict with the Company's certificate of incorporation and bylaws, as well as certain laws, agreements, contracts, licenses and leases; (v) the absence of any governmental or regulatory consent, approval or authorization required in connection with consummation of the Merger and the transactions contemplated by the Merger Agreement by the Company; (vi) reports and other documents filed with the SEC and other regulatory authorities and the accuracy of the information contained therein;
(vii) the absence of certain changes or events involving the Company since June 30, 2001; (viii) the absence of undisclosed liabilities; (ix) the absence of any material misstatement or omission by the Company in this Information Statement; and (x) the absence of any brokers' fees owed by the Company in connection with the Merger.

   The Merger Agreement contains various representations and warranties of 3TEC and 3NEX relating, among other things, to: (i) their organization, existence and good standing; (ii) their corporate power, authority and similar corporate matters; (iii) the authorization, execution, delivery and enforceability of the Merger Agreement; (iv) the absence of any brokers' fees owed by 3TEC or 3NEX in connection with the Merger; (v) the absence of conflicts, violations and defaults under the certificate of incorporation and bylaws of 3TEC and 3NEX, respectively, and certain other laws and documents; and (vi) the absence of any governmental or regulatory consent, approval or authorization required in connection with consummation of the Merger and the transactions contemplated by the Merger Agreement by 3TEC and 3NEX.

   Except for the agreements relating to payment of the Merger Consideration and indemnification and insurance, none of the representations, warranties, and covenants of the parties contained in or pursuant to the Merger Agreement will survive the Effective Time. The Company has agreed that from the date of the Merger Agreement and until the termination of the Merger Agreement or the Effective Time (whichever first occurs), it will: (i) not engage in any practice, take any action or enter into any transaction except in the ordinary course of business and in a manner consistent with past practice; (ii) not authorize or effect any change in its certificate of incorporation or bylaws of the Company; (iii) not issue, sell, or otherwise dispose of any its capital stock, or grant any options, warrants, or other rights to purchase or obtain any of its capital stock; (iv) not pledge, mortgage, encumber or charge any assets of the Company except in the ordinary course of business; (v) not declare, set aside, or pay any dividend or distribution (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;
(vi) not make any capital investment in, make any loan to, or acquire the securities or assets of any corporation, partnership or other business organization except in the ordinary course of business; (vii) not issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation except in the ordinary course of business; (viii) not make any change in employment terms for any of its directors, officers or employees outside the ordinary course of business; or (ix) not commit to any of the foregoing.

No Solicitation

   The Company has agreed that prior to the earlier of the Effective Time or the termination of the Merger Agreement it will not solicit, initiate or encourage the submission of any proposal or offer from any person relating to the acquisition of all or substantially all of the capital stock or assets of the Company; provided, however, that the Board may participate in discussions or negotiations, furnish any information, assist or participate, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing to the extent their fiduciary duties may require.

Additional Agreements

   The Company agreed to prepare and file this Information Statement with the SEC and to call this Special Meeting. The Company will give 3TEC access to the Company's properties, contracts, personnel, books and records and 3TEC has agreed to hold any non-public information in confidence. Each of the Company, 3TEC and 3NEX have agreed to take all actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the Merger.

Conditions Precedent to the Merger

   The obligations of the Company, 3TEC and 3NEX to consummate the Merger are conditioned, among other things, upon the following: (i) approval of the Merger Agreement by at least two-thirds of the holders of the Company's common stock; (ii) all authorizations, consents, and approvals of any governmental entity necessary to consummation of the transactions contemplated by the Merger Agreement shall have been obtained; and (iii) the absence of any judgment, order, decree, stipulation, injunction or change in effect by any court preventing the consummation of the Merger. The obligations of 3TEC and 3NEX to consummate the Merger are subject to the additional conditions that:
(i) the representations and warranties of the Company set forth in the Merger Agreement are true and correct in all material respects at and as of the Closing Date; (ii) the Company shall have complied and performed all its covenants under the Merger Agreement in all material respects through the Closing; and (iii) the Company shall have procured the third party consents required pursuant to the Merger Agreement. The obligation of the Company to consummate the Merger is subject to the additional conditions that: (i) the representations and warranties of 3TEC and 3NEX set forth in the Merger Agreement are true and correct in all material respects at and as of the Closing Date; (ii) 3TEC and 3NEX shall have performed in all material respects all their respective covenants under the Merger Agreement.

Termination

   The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger Proposal by the Company's stockholders: (i) by mutual written agreement of the Company, 3TEC and 3NEX;
(ii) by 3TEC and 3NEX or the Company if the Merger is not consummated by December 31, 2001, due to the failure of any condition precedent, or if there has been a material breach that has not been cured within thirty (30) days;
(iii) by the Company, 3TEC or 3NEX if the Fairness Opinion is withdrawn; (iv) by the Company in the event the Board concludes that termination would be in the best interests of the Company and its stockholders; or (v) by 3TEC, 3NEX or the Company in the event the Merger Proposal is not approved by the Company's stockholders.

Fees and Expenses

   Regardless of whether the Merger is consummated, all expenses incurred in connection with the transactions contemplated by the Merger Agreement will be paid by the party incurring such expenses. Expenses incurred in connection with preparing and mailing this Information Statement will be borne by the Company. 3TEC's out-of-pocket expenses will consist of legal, accounting and other professional fees and expenses.

Indemnification; Insurance

   Pursuant to the Merger Agreement, all rights to indemnification provided by the Company to its directors and officers under the Company's Certificate of Incorporation and Bylaws prior to the Effective Time will survive the Merger and shall not be amended, repealed or otherwise modified. Pursuant to the Merger Agreement, 3TEC has agreed to indemnify and hold harmless each present and former director or officer of the Company against any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including all court costs and reasonable attorneys' fees and expenses arising out of or pertaining to the transactions contemplated by the Merger

Agreement. 3TEC has agreed to cause the Company to maintain directors' and officers' liability insurance on comparable terms covering those persons currently covered by the Company's policy for a period of five (5) years from the Effective Time.

Amendment; Waiver

   No amendment of the Merger Agreement will be binding unless executed in writing by the Company, 3TEC and 3NEX. After approval of the Merger by the stockholders of the Company, any amendment will be subject to the restrictions contained in the DGCL. No waiver of any default, misrepresentation, or breach of warranty or covenant of the Merger Agreement, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant of the Merger Agreement or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS

   Under the DGCL, any holder of common stock who does not wish to accept the common stock Merger Consideration in respect of his shares of common stock has the right (an "Appraisal Right") to dissent from the Merger and to seek an appraisal of, and to be paid the fair cash value (exclusive of any element of value arising from the accomplishment or expectation of the Merger) for, his shares of common stock provided that the stockholder fully complies with the provisions of Section 262 of the DGCL ("Section 262").

   The following is intended as a brief summary of the material provisions of the statutory procedures required to be followed by a stockholder in order to dissent from the Merger and perfect the stockholder's Appraisal Right. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262, the complete text of which is attached hereto as Exhibit "B".

   If any holder of common stock elects to demand appraisal of his shares of common stock, such holder must satisfy each of the following conditions:

  (i) the holder must deliver to the Company a written demand for appraisal of his shares of common stock before the vote with respect to the Merger is taken (this written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or against the Merger; voting against or failing to vote for the Merger by itself does not constitute a demand for appraisal within the meaning of Section
      262); and

  (ii) the holder must not vote in favor of the Merger Proposal (an abstention or failure to vote will satisfy this requirement, but a vote in favor, by proxy or in person, will constitute a waiver of the stockholder's Appraisal Right in respect of the shares of common stock so voted and will nullify any previously filed written demands for appraisal).

   Within ten days after the Effective Time, the Company must give written notice that the Merger has become effective to each holder of common stock who so filed a written demand for appraisal and who did not vote in favor of the Merger. Within 120 days after the Effective Time, the Company or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery (the "Court of Chancery") demanding a determination of the fair value of the shares of common stock held by all stockholders entitled to appraisal. The Company does not currently intend to file such a petition in the event there are dissenting stockholders. Inasmuch as the Company has no obligation to file such a petition, the failure of a stockholder to do so within the period specified could nullify such stockholder's previously written demand for appraisal. At any time within 60 days after the Effective Time, any stockholder who has demanded appraisal has the right to withdraw the demand and to accept payment of the common stock Merger Consideration in respect of his shares of common stock. Within 120 days after the Effective Time, any stockholder who has complied with the requirements of Section 262 is entitled, upon written request, to receive from the Company a statement setting forth the aggregate number of shares of common stock not voted in favor of the Merger Proposal and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares.

   If any stockholder fails to comply with the above provisions and the Merger becomes effective, such stockholder will be entitled to receive the common stock Merger Consideration in respect of his shares of common stock as provided for in the Merger Agreement and will have no Appraisal Rights with respect to such shares.

   All demands for appraisal should be addressed to Shane M. Bayless, 700 Milam Street, Suite 1100, Houston, Texas, 77002, before the vote on the Merger Proposal is taken at the Special Meeting, and should be executed by, or on behalf of, the holder of record of the shares of common stock. The demand must reasonably inform the Company of the identity of the stockholder and the intention of such stockholder to demand appraisal of his shares of common stock.

   To be effective, a demand for appraisal must be made by or in the name of the registered stockholder, fully and correctly, as such stockholder's name appears on his stock certificate(s) and cannot be made by the beneficial owner if the beneficial owner does not also hold the shares of common stock of record. The beneficial holder must, in such cases, have the registered owner submit the required demand in respect of such shares of common stock.

   If shares of common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in such a capacity, and if the shares of common stock are owned of record by more than one person, as in joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he is acting as agent for the record owner. A record owner, such as a broker, who holds shares of common stock as a nominee for others, may exercise his right of appraisal with respect to the shares of common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In such case, the written demand should state the number of shares of common stock as to which appraisal is sought. Where no number of shares of common stock is expressly mentioned, the demand will be presumed to cover all shares of common stock held in the name of such record owner.

   If a petition for appraisal is duly filed by a stockholder and a copy thereof is delivered to the Company, the Company will then be obligated within 20 days thereafter to provide the Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of common stock and with whom agreements as to the value of their shares have not been reached. After notice to such stockholders, the Court of Chancery is empowered to conduct a hearing upon the petition, to determine those stockholders who have complied with Section 262 and who have become entitled to Appraisal Rights. The Court of Chancery may require the stockholders who have demanded payment for their shares of common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court of Chancery may dismiss the proceedings as to such stockholder.

   After determining the stockholders entitled to an appraisal, the Court of Chancery will appraise the shares of common stock, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger. When the value is so determined, the Court of Chancery will direct the payment by the Company of such value, with interest thereon accrued during the pendency of the proceeding if the Court of Chancery so determines, to the stockholders entitled to receive the same, upon surrender to the Company by such holders of the certificates representing such shares of common stock. In determining fair value, the Court of Chancery is required to take into account all relevant factors.

   Each stockholder considering seeking appraisal should be aware that the fair value of his shares of common stock determined under Section 262 could be more, the same, or less than the common stock Merger Consideration in respect thereof that he is entitled to receive pursuant to the Merger Agreement if he does not seek appraisal, and that opinions of financial advisors as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262.

   Costs of the appraisal proceeding may be imposed upon the parties thereto (that is, the Company and the stockholders participating in the appraisal proceeding) by the Court of Chancery as it deems equitable in the circumstances. Upon the application of a stockholder, the Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro-rata against the value of all shares of common stock entitled to appraisal.

   Any stockholder who has demanded Appraisal Rights will not, after the Effective Time, be entitled to vote shares of common stock subject to such demand for any purpose or to receive payments of dividends or any other distribution with respect to such shares of common stock (other than with respect to payment as of a record date prior to the Effective Time) or to receive the common stock Merger Consideration in respect thereof that he is entitled to receive pursuant to the Merger Agreement; however, if no petition for appraisal is filed within 120 days after the Effective Time, or if such stockholder delivers a written withdrawal of his demand for appraisal and an acceptance of the Merger, either within 60 days after the Effective Time, or thereafter with written approval of the Company, then the right of such stockholder to appraisal will cease and such stockholder will be entitled to receive the common stock Merger Consideration in respect of his shares of common stock that he is entitled to receive pursuant to the Merger Agreement, without interest.

   Failure to follow the steps required by Section 262 for perfecting Appraisal Rights may result in the loss of such rights. In view of the complexity of Section 262, stockholders of the Company who are considering dissenting from the Merger should consult their legal advisors.

                          SOURCE AND AMOUNT OF FUNDS

   3TEC intends to finance the payment of the Merger Consideration and all costs and expenses relating to the Merger through its cash on hand.

                  INTERESTS OF CERTAIN PERSONS IN THE MERGER

   Directors and executive officers of the Company have interests in the Merger in addition to their interests solely as directors and executive officers of the Company. Of the Company's six (6) current Board members, five
(5), Floyd C. Wilson, David B. Miller, D. Martin Phillips, Stephen W. Herod and Gary R. Christopher, also currently serve on the 3TEC Board of Directors. In addition, all of the officers of the Company, Floyd C. Wilson, R.A. Walker, Stephen W. Herod, Shane M. Bayless and Mark S. Holt, also currently serve as officers of 3TEC. It is expected that current Company directors and executive officers will continue with the Company after the Merger.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   The following table sets forth the shares of the Company's common stock beneficially owned by those persons or entities known to be the beneficial owner of more than five percent of the Company's issued and outstanding common stock as of November 1, 2001:

                        Name and Address          Amount and Nature    Percent
  Title of Class       of Beneficial Owner     of Beneficial Ownership of Class
  --------------       -------------------     ----------------------- --------
Common............ 3TEC Energy Corporation(1)         1,074,179          80.0
                   700 Milam Street
                   Suite 1100
                   Houston, Texas 77002

Common............ FMR Corp.(2)                          144,300         10.7
                   82 Devonshire Street
                   Boston, Massachusetts 02109

--------
(1) On March 27, 1998, Middle Bay Oil Company, Inc. ("Middle Bay"), predecessor in interest to 3TEC, acquired 1,064,432 shares of common stock pursuant to Middle Bay's tender offer which began February 19, 1998. During December 1998, Middle Bay acquired an additional 9,747 shares bringing the total to 1,074,179 shares.
(2) FMR Corp. ("FMR") is a holding company, one of whose principal assets is the capital stock of Fidelity Management and Research Company ("Fidelity"), the investment advisor to a large number of investment companies (the "Fidelity Funds"), including the Fidelity Low-Priced Stock Fund, which owns the shares shown in the table. FMR, through its control of Fidelity, and the Chairman of FMR each has sole power to dispose of such shares. Neither FMR nor its principal stockholder has the sole power to vote or direct the voting of such shares, which power resides with the Fidelity Funds' Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fidelity Funds' Board of Trustees. All information regarding FMR was obtained from the Amended
    Schedule 13G filed by FMR with the SEC on February 16, 1999.

                       SECURITY OWNERSHIP OF MANAGEMENT

   No officer or director of the Company owns shares in the Company. However, the officers and directors of the Company own shares of common stock in 3TEC, the majority owner of the Company. The following table sets forth the shares of 3TEC's common stock beneficially owned by each director and executive officer and all directors and executive officers as a group, all as of October 12, 2001. All percentages are based on 15,903,992 shares of 3TEC common stock issued and outstanding on October 12, 2001:

                                                 Amount and Nature    Percent
    Name and Address of Beneficial Owner      of Beneficial Ownership of Class
    ------------------------------------      ----------------------- --------
Floyd C. Wilson..............................        1,224,292(1)       7.39%
700 Milam Street
Suite 1100
Houston, Texas 77002

David B. Miller..............................        4,453,750(2)      25.63%
3811 Turtle Creek Blvd.
Suite 1080
Dallas, Texas 75219

D. Martin Phillips...........................        4,453,750(3)      25.63%
1100 Louisiana, Suite 3150
Houston, Texas 77002

David B. Dunton..............................                0             *
3811 Turtle Creek Blvd.
Suite 1080
Dallas, Texas 75219

R.A. Walker..................................          475,001(4)        2.9%
700 Milam Street
Suite 1100
Houston, Texas 77002

Stephen W. Herod.............................          197,840(5)       1.23%
1110 Briar Ridge Drive
Houston, Texas 77057

Gary R. Christopher..........................           44,332(6)          *
6733 South Yale
Tulsa, Oklahoma 74136

Shane M. Bayless.............................          115,000(7)          *
700 Milam Street
Suite 1100
Houston, Texas 77002

Mark S. Holt.................................           61,668(8)          *
22211 Mission Hills Lane
Katy, Texas 77450

Directors and executive officers of the
 company as a group (9 persons)...                   6,571,883          34.8%

--------
 * Represents less than 1%.
(1) Includes 567,610 shares of common stock, 290,014 shares issuable on exercise of warrants to purchase common stock, and 366,668 shares issuable upon exercise of options granted to Mr. Wilson.

(2) This figure includes shares beneficially owned by W/E Energy Company L.L.C. ("W/E") which is the beneficial owner of 3,064,605 shares of 3TEC's common stock. Of the 3,064,605 shares, 2,187,952 shares are common stock, and 876,653 shares are issuable on exercise of warrants to purchase common stock. This figure also includes 792,683 shares of common stock, 453,980 shares of Series D Preferred Stock convertible into 453,980 shares of common stock, and warrants to purchase 142,482 shares of common stock owned by EnCap (hereafter defined) entities. Mr. Miller is a Managing Director of EnCap Investments L.L.C. ("EnCap"), which is a member of W/E. Mr. Miller shares voting power and dispositive power with the other managing directors of EnCap and may be deemed to be a beneficial owner of the shares owned by EnCap. EnCap may be deemed to be the beneficial owner of the 3,064,605 shares of 3TEC's common stock directly owned by W/E; however, EnCap disclaims beneficial ownership of these shares. Mr. Miller does not have the sole power to vote or dispose of any shares of 3TEC deemed to be beneficially owned by EnCap. Mr. Miller disclaims any beneficial ownership of the shares.
(3) This figure includes the 3,064,605 shares described in Note (2) above. This figure also includes the 792,683 shares of common stock, 453,980 shares of Series D Preferred Stock convertible into 453,980 shares of common stock, and warrants to purchase 142,482 shares of common stock owned by EnCap entities. Mr. Phillips is a Managing Director of EnCap, which is a member of W/E. Mr. Phillips shares voting power and dispositive power with the other managing directors of EnCap and may be deemed to be a beneficial owner of the shares owned by EnCap. EnCap may be deemed to be the beneficial owner of the 3,064,605 shares of 3TEC's common stock directly owned by W/E; however, EnCap disclaims beneficial ownership of these shares. Mr. Phillips does not have the sole power to vote or dispose of any shares of 3TEC deemed to be beneficially owned by EnCap. Mr. Phillips disclaims any beneficial ownership of the shares.
(4) Represents 475,001 shares of common stock issuable upon exercise of options granted to Mr. Walker.
(5) Represents 36,606 shares of common stock and 155,833 shares issuable upon exercise of options granted to Mr. Herod and 16,203 shares of Series B preferred stock convertible into 5,401 shares of 3TEC common stock.
(6) Represents 4,333 shares of common stock and 39,999 shares issuable upon exercise of options granted to Mr. Christopher. Mr. Christopher is an employee of Kaiser-Francis Oil Company which is the beneficial owner of 1,112,578 shares of 3TEC's common stock.
(7) Represents 115,000 shares of common stock issuable upon exercise of options granted to Mr. Bayless.
(8) Represents 61,668 shares of common stock issuable upon exercise of options granted to Mr. Holt.

                    MATTERS TO BE ACTED UPON AT THE MEETING

   The Merger Proposal is the only matter which the Board of Directors knows will be presented for consideration at the meeting.

                                          By Order of the Board of Directors

                                          /s/ Floyd C. Wilson
                                          Floyd C. Wilson,
                                          Chairman of the Board
                                          and Chief Executive Officer

Dated this November 14, 2001

                                  EXHIBIT "A"

                                MERGER AGREEMENT

                                     AMONG

                            3TEC ENERGY CORPORATION,

                          3NEX ACQUISITION CORPORATION

                                      AND

                           ENEX RESOURCES CORPORATION


                                OCTOBER 25, 2001

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
  1. Definitions........................................................   A-1

  2. Basic Transaction..................................................   A-2
     (a) The Merger.....................................................   A-2
     (b) The Closing....................................................   A-3
     (c) Actions at the Closing.........................................   A-3
     (d) Effect of Merger...............................................   A-3
     (e) Procedure for Payment..........................................   A-3
     (f) Closing of Transfer Records....................................   A-4

  3. Representations and Warranties of the Target.......................   A-4
     (a) Organization, Qualification, and Corporate Power...............   A-4
     (b) Capitalization.................................................   A-4
     (c) Authorization of Transaction...................................   A-5
     (d) Noncontravention...............................................   A-5
     (e) Filings with the SEC...........................................   A-5
     (f) Financial Statements...........................................   A-5
     (g) Events Subsequent to Most Recent Fiscal Quarter End............   A-5
     (h) Undisclosed Liabilities........................................   A-5
     (i) Brokers' Fees..................................................   A-5
     (j) Disclosure.....................................................   A-6

  4. Representations and Warranties of the Buyer and the Transitory
      Subsidiary........................................................   A-6
     (a) Organization...................................................   A-6
     (b) Authorization of Transaction...................................   A-6
     (c) Noncontravention...............................................   A-6
     (d) Brokers' Fees..................................................   A-6

  5. Covenants..........................................................   A-6
     (a) General........................................................   A-6
     (b) Notices and Consents...........................................   A-6
     (c) Regulatory Matters and Approvals...............................   A-6
     (d) Fairness Opinion...............................................   A-7
     (e) Operation of Business..........................................   A-7
     (f) Full Access....................................................   A-7
     (g) Notice of Developments.........................................   A-8
     (h) Exclusivity....................................................   A-8
     (i) Insurance and Indemnification..................................   A-8

  6. Conditions to Obligation to Close..................................   A-8
     (a) Conditions to Obligation of the Buyer and the Transitory
          Subsidiary....................................................   A-8
     (b) Conditions to Obligation of the Target.........................   A-9

  7. Termination........................................................   A-9
     (a) Termination of Agreement.......................................   A-9
     (b) Effect of Termination..........................................  A-10

  8. Miscellaneous......................................................  A-10
     (a) Survival.......................................................  A-10
     (b) Press Releases and Public Announcements........................  A-10
     (c) No Third-Party Beneficiaries...................................  A-10
     (d) Entire Agreement...............................................  A-10

                                                                            Page
                                                                            ----
     (e) Succession and Assignment........................................  A-10
     (f) Counterparts.....................................................  A-10
     (g) Headings.........................................................  A-10
     (h) Notices..........................................................  A-10
     (i) Governing Law....................................................  A-11
     (j) Amendments and Waivers...........................................  A-11
     (k) Severability.....................................................  A-11
     (l) Expenses.........................................................  A-12
     (m) Construction.....................................................  A-12
     (n) Incorporation of Exhibits and Schedules..........................  A-12

Exhibit A--Certificate of Merger
Disclosure Schedule--Exceptions to Representations and Warranties

                               MERGER AGREEMENT

   This Merger Agreement (the "Agreement") is made and entered into as of October 25, 2001, by and among 3TEC Energy Corporation, a Delaware corporation (the "Buyer"), 3NEX Acquisition Corporation, a Delaware corporation and a wholly-owned Subsidiary of the Buyer (the "Transitory Subsidiary"), and Enex Resources Corporation, a Delaware corporation (the "Target"). The Buyer, the Transitory Subsidiary, and the Target are referred to collectively herein as the "Parties."

   This Agreement contemplates a transaction in which the Buyer will acquire all of the outstanding capital stock of the Target for cash through a reverse subsidiary merger of the Transitory Subsidiary with and into the Target.

   Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

   1. Definitions.

   "Buyer" has the meaning set forth in the preface above.

   "Buyer-owned Share" means any Target Share that the Buyer or the Transitory Subsidiary owns beneficially.

   "Certificate of Merger" has the meaning set forth in Section 2(c) below.

   "Closing" has the meaning set forth in Section 2(b) below.

   "Closing Date" has the meaning set forth in Section 2(b) below.

   "Common Stock" means the issued and outstanding shares of Target common stock, $.05 par value.

   "Confidential Information" means any information concerning the business and affairs of the Target that is not already generally available to the public.

   "Definitive Information Statement" means the definitive information statement relating to the Special Meeting.

   "Definitive Information Statement Materials" means the definitive information statement materials relating to the Special Meeting.

   "Delaware General Corporation Law" means the General Corporation Law of the State of Delaware, as amended.

   "Disclosure Schedule" has the meaning set forth in Section 3 below.

   "Dissenting Share" means any Target Share which any stockholder who or which has exercised his or its appraisal rights under the Delaware General Corporation Law holds of record.

   "Effective Time" has the meaning set forth in Section 2(d)(i) below.

   "Fairness Opinion" has the meaning set forth in Section 5(d) below.

   "GAAP" means United States generally accepted accounting principles as in effect from time to time.

   "Knowledge" means actual knowledge after reasonable investigation.

   "Merger" has the meaning set forth in Section 2(a) below.

   "Merger Consideration" has the meaning set forth in Section 2(d)(v) below.

   "Most Recent Fiscal Quarter End" has the meaning set forth in Section 3(f) below.

   "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

   "Parties" has the meaning set forth in the preface above.

   "Paying Agent" has the meaning set forth in Section 2(e)(i) below.

   "Payment Fund" has the meaning set forth in Section 2(e)(i) below.

   "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

   "Public Reports" has the meaning set forth in Section 3(e) below.

   "Requisite Stockholder Approval" means the affirmative vote of two-thirds of the holders of the Target Shares in favor of this Agreement and the Merger.

   "SEC" means the Securities and Exchange Commission.

   "Securities Act" means the Securities Act of 1933, as amended.

   "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

   "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialman's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

   "Special Meeting" has the meaning set forth in Section 5(c)(ii) below.

   "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

   "Surviving Corporation" has the meaning set forth in Section 2(a) below.

   "Target" has the meaning set forth in the preface above.

   "Target Share" means any share of the Common Stock.

   "Target Stockholder" means any Person who or which holds any Target Shares.

   "Transitory Subsidiary" has the meaning set forth in the preface above.

   2. Basic Transaction.

    (a) The Merger. On and subject to the terms and conditions of this Agreement, the Transitory Subsidiary will merge with and into the Target (the "Merger") at the Effective Time. The Target shall be the corporation surviving the Merger (the "Surviving Corporation").

    (b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Buyer in Houston, Texas, commencing at 10:00 a.m. local time on December 10, 2001 or such other date as the Parties may mutually determine (the "Closing Date").

    (c) Actions at the Closing. At the Closing, (i) the Target will deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments, and documents referred to in Section 6(a) below, (ii) the Buyer and the Transitory Subsidiary will deliver to the Target the various certificates, instruments, and documents referred to in Section 6(b) below, (iii) the Target and the Transitory Subsidiary will file with the Secretary of State of the State of Delaware a Certificate of Merger in the form attached hereto as Exhibit A (the "Certificate of Merger"), and (iv) the Buyer will cause the Surviving Corporation to deliver the Payment Fund to the Paying Agent in the manner provided below in this Section 2.

    (d) Effect of Merger.

      (i) General. The Merger shall become effective at the time (the "Effective Time") the Target and the Transitory Subsidiary file the Certificate of Merger with the Secretary of State of the State of Delaware. The Merger shall have the effect set forth in the Delaware General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Target or the Transitory Subsidiary in order to carry out and effectuate the transactions contemplated by this Agreement.

       (ii) Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of the Target immediately prior to the Effective Time.

     (iii) Bylaws. The Bylaws of the Surviving Corporation shall be the Bylaws of the Target immediately prior to the Effective Time.

       (iv) Directors and Officers. The directors and officers of the Surviving Corporation shall be the directors and officers of the Target at and as of the Effective Time (retaining their respective positions and terms of office).

      (v) Conversion of Target Shares. At and as of the Effective Time, (A) each Target Share (other than any Dissenting Share or Buyer-owned Share) shall be converted into the right to receive an amount (the "Merger Consideration") equal to $14.00 in cash (without interest), (B) each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the Delaware General Corporation Law, and (C) each Buyer-owned Share shall be cancelled; provided, however, that the Merger Consideration shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Target Shares outstanding. No Target Share shall be deemed to be outstanding or to have any rights other than those set forth above in this
  Section 2(d)(v) after the Effective Time.

       (vi) Conversion of Capital Stock of the Transitory Subsidiary. At and as of the Effective Time, each share of common stock, $.05 par value per share, of the Transitory Subsidiary shall be converted into one share of common stock, $.05 par value per share, of the Surviving Corporation.

    (e) Procedure for Payment.

      (i) Immediately after the Effective Time, (A) the Buyer will cause the Surviving Corporation to furnish to Bank One, N.A. (the "Paying Agent") a corpus (the "Payment Fund") consisting of cash sufficient in the aggregate for the Paying Agent to make full payment of the Merger Consideration to the holders of all of the outstanding Target Shares (other than any Dissenting Shares and Buyer-owned Shares) and (B) the Buyer will cause the Paying Agent to mail to each record holder of outstanding Target Shares (other than any Dissenting Shares or Buyer-owned Shares) a letter of transmittal along with instructions for using such letter of transmittal to surrender the stock certificates representing such Target Shares. The letter of transmittal (or the instructions thereto) shall specify that delivery will be effected and risk of loss and title to such Target Shares will pass to the Paying Agent only upon proper delivery of such Target Shares' stock certificates to the Paying Agent. The letter of transmittal shall be in such form and have such other provisions as the Buyer may reasonably specify. No interest will accrue or be paid to the holder of any outstanding Target Shares.

       (ii) Pending payment of the Payment Fund to holders of the Target Shares (other than any Dissenting Shares or Buyer-owned Shares), such funds shall be held and invested by the Paying Agent as the Buyer directs. Any net profit resulting from, or interest or income produced by, such investments will be payable to the Surviving Corporation or the Buyer, as the Buyer directs. Such investments shall be in obligations of or guaranteed by the United States of America or any agency thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services, Inc. or Standard & Poor's Corporation, respectively, or in deposit accounts, certificates of deposits or banker's acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks with capital, surplus and undivided profits aggregating in excess of $100 million (based on the most recent financial statements of such bank which are then publicly available at the SEC or otherwise); provided, however, that no loss on any investment made pursuant to this Section 2(e)(ii) shall relieve the Buyer or the Surviving Corporation of its obligation to pay the Merger Consideration. The Buyer will promptly replace an monies lost through any investment made pursuant to this Section 2(e)(ii).

     (iii) The Buyer may cause the Paying Agent to pay over to the Surviving Corporation any portion of the Payment Fund (including any earnings thereon) remaining ninety (90) days after the Effective Time, and thereafter all former stockholders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat, and other similar laws) as general creditors thereof with respect to the cash payable upon surrender of their certificates.

       (iv) The Buyer shall pay or shall cause the Surviving Corporation to pay all charges and expenses of the Paying Agent.

    (f) Closing of Transfer Records. After the close of business on the Closing Date, transfers of Target Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

   3. Representations and Warranties of the Target. The Target represents and warrants to the Buyer and the Transitory Subsidiary that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this
Section 3.

    (a) Organization, Qualification, and Corporate Power. The Target is a corporation duly organized, validly existing, and in good standing under the laws of Delaware. The Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of the Target taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. The Target has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

    (b) Capitalization. The authorized capital stock of the Target consists of
(i) 10,000,000 shares of Common Stock and (ii) 5,000,000 shares of preferred stock with $.01 par value ("Preferred Stock"). As of the date hereof, 1,342,672 shares of Common Stock are issued and outstanding, 462,240 shares of Common Stock are held in treasury, and there are no shares of Preferred Stock issued and outstanding. All of the issued and outstanding Target Shares have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target.

    (c) Authorization of Transaction. The Target has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that the Target cannot consummate the Merger unless and until it receives the Requisite Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of the Target, enforceable in accordance with its terms and conditions.

    (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Target is subject or any provision of the certificate of incorporation or bylaws of the Target or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Target is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). To the Knowledge of any director or officer of the Target, and other than in connection with the provisions of the Delaware General Corporation Law, the Securities Exchange Act, the Securities Act, and the state securities laws, the Target does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

    (e) Filings with the SEC. The Target has made all filings with the SEC that it has been required to make within the past three (3) years under the Securities Act and the Securities Exchange Act (collectively the "Public Reports"). Each of the Public Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Target has delivered to the Buyer a correct and complete copy of each Public Report (together with all exhibits and schedules thereto and as amended to date).

    (f) Financial Statements. The Target has filed Quarterly Reports on Form 10-QSB for the fiscal quarters ended June 30, 2001 (the "Most Recent Fiscal Quarter End") and March 31, 2001, and an Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000. The financial statements included in or incorporated by reference into these Public Reports (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Target as of the indicated dates and the results of operations of the Target for the indicated periods; provided, however, that the interim statements are subject to normal year-end adjustments.

    (g) Events Subsequent to Most Recent Fiscal Quarter End. Since the Most Recent Fiscal Quarter End, there has not been any material adverse change in the financial condition of the Target taken as a whole.

    (h) Undisclosed Liabilities. The Target does not have any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of the Most Recent Fiscal Quarter End (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Fiscal Quarter End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

    (i) Brokers' Fees. The Target does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

    (j) Disclosure. The Definitive Information Statement Materials will comply with the Securities Exchange Act in all material respects. The Definitive Information Statement Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that the Target makes no representation or warranty with respect to any information that the Buyer and the Transitory Subsidiary will supply specifically for use in the Definitive Information Statement Materials.

   4. Representations and Warranties of the Buyer and the Transitory Subsidiary. Each of the Buyer and the Transitory Subsidiary represents and warrants to the Target that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section
4).

    (a) Organization. Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of Delaware.

    (b) Authorization of Transaction. Each of the Buyer and the Transitory Subsidiary has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of the Buyer and the Transitory Subsidiary, enforceable in accordance with its terms and conditions.

    (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either the Buyer or the Transitory Subsidiary is subject or any provision of the certificate of incorporation or bylaws of either the Buyer or the Transitory Subsidiary or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either the Buyer or the Transitory Subsidiary is a party or by which it is bound or to which any of its assets is subject. Other than in connection with the provisions of the Delaware General Corporation Law, the Securities Exchange Act, the Securities Act, Nasdaq, and the state securities laws, neither the Buyer nor the Transitory Subsidiary needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

    (d) Brokers' Fees. Neither the Buyer nor the Transitory Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Target could become liable or obligated.

   5. Covenants. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

    (a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

    (b) Notices and Consents. The Target will give any notices to third parties, and will use its reasonable best efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in Section 3(d) above.

    (c) Regulatory Matters and Approvals. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(d) and Section 4(d) above. Without limiting the generality of the foregoing:

      (i) Securities Act, Securities Exchange Act, and State Securities Laws. The Target will prepare and file with the SEC preliminary information statement materials under the Securities Exchange Act relating to the Special Meeting. The Target will use its reasonable best efforts to respond to the comments of the SEC thereon and will make any further filings (including amendments and supplements) in connection therewith that may be necessary, proper, or advisable. The Buyer will provide the Target with whatever information and assistance in connection with the foregoing filings that the Target reasonably may request.

       (ii) Delaware General Corporation Law. The Target will call a special meeting of its stockholders (the "Special Meeting"), as soon as reasonably practicable in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Delaware General Corporation Law. The Target will mail the Definitive Information Statement to its stockholders as soon as reasonably practicable. The Definitive Information Statement will contain the affirmative recommendation of the board of directors of the Target in favor of the adoption of this Agreement and the approval of the Merger; provided, however, that no director or officer of the Target shall be required to violate any fiduciary duty or other requirement imposed by law in connection therewith.

    (d) Fairness Opinion. The Target will deliver to the Buyer and the Transitory Subsidiary on or before the date the Definitive Information Statement is mailed to the Target Stockholders an opinion of Sanders Morris Harris as to the fairness of the Merger to the Target Stockholders from a financial point of view (the "Fairness Opinion"). The Fairness Opinion shall be reasonably satisfactory to the Buyer and the Transitory Subsidiary in form and substance.

    (e) Operation of Business. The Target will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

      (i) the Target will not authorize or effect any change in its certificate of incorporation or bylaws;

       (ii) the Target will not grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

        (iii) the Target will not declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

       (iv) the Target will not issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

      (v) the Target will not impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

       (vi) the Target will not make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

     (vii) the Target will not make any change in employment terms for any of its directors, officers, or employees outside the Ordinary Course of Business; and

     (viii) the Target will not commit to any of the foregoing.

    (f) Full Access. The Target will permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Target, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Target. Each of the Buyer and the Transitory Subsidiary will treat and hold as such any Confidential Information it receives from the Target in the course of the reviews contemplated by this
Section 5(f), and will not use any of the Confidential Information except in connection with this Agreement.

    (g) Notice of Developments. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(g), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

    (h) Exclusivity. The Target will not solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of the Target (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that the Target and its directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require.

   (i) Insurance and Indemnification.

      (i) The Buyer will provide each individual who served as a director or officer of the Target at any time prior to the Effective Time with liability insurance for a period of five (5) years after the Effective Time no less favorable in coverage and amount than any applicable insurance in effect immediately prior to the Effective Time.

       (ii) The Buyer will not take any action to alter or impair any exculpatory or indemnification provisions now existing in the certificate of incorporation or bylaws of the Target for the benefit of any individual who served as a director or officer of the Target at any time prior to the Effective Time.

     (iii) The Buyer will indemnify each individual who served as a director or officer of the Target at any time prior to the Effective Time from and against any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including all court costs and reasonable attorneys' fees and expenses, resulting from, arising out of, relating to, in the nature of, or caused by this Agreement or any of the transactions contemplated herein.

   6. Conditions to Obligation to Close.

    (a) Conditions to Obligation of the Buyer and the Transitory Subsidiary. The obligation of each of the Buyer and the Transitory Subsidiary to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

      (i) this Agreement and the Merger shall have received the Requisite Stockholder Approval;

       (ii) the Target shall have procured all of the third party consents specified in Section 5(b) above;

     (iii) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

       (iv) the Target shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

      (v) there shall not be any judgment, order, decree, stipulation, injunction, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

       (vi) the Target shall have delivered to the Buyer and the Transitory Subsidiary a certificate to the effect that each of the conditions specified above in Section 6(a)(i)-(v) is satisfied in all respects;

     (vii) the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(d) and Section 4(d) above; and

     (viii) all actions to be taken by the Target in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer and the Transitory Subsidiary.

The Buyer and the Transitory Subsidiary may waive any condition specified in this Section 6(a) if they execute a writing so stating at or prior to the Closing.

    (b) Conditions to Obligation of the Target. The obligation of the Target to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

      (i) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

       (ii) each of the Buyer and the Transitory Subsidiary shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

        (iii) there shall not be any judgment, order, decree, stipulation, injunction, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

       (iv) each of the Buyer and the Transitory Subsidiary shall have delivered to the Target a certificate to the effect that each of the conditions specified above in Section 6(b)(i)-(iii) is satisfied in all respects;

      (v) this Agreement and the Merger shall have received the Requisite Stockholder Approval; and

       (vi) all actions to be taken by the Buyer and the Transitory Subsidiary in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Target.

The Target may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

   7. Termination.

    (a) Termination of Agreement. Any of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

      (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

       (ii) the Buyer and the Transitory Subsidiary may terminate this Agreement by giving written notice to the Target at any time prior to the Effective Time (A) in the event the Target has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer or the Transitory Subsidiary has notified the Target of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, 2001, by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from the Buyer or the Transitory Subsidiary breaching any representation, warranty, or covenant contained in this Agreement);

        (iii) the Target may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary at any time prior to the Effective Time (A) in the event the Buyer or the Transitory Subsidiary has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Target has notified the Buyer and the Transitory Subsidiary of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or
  (B) if the Closing shall
  not have occurred on or before December 31, 2001, by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from the Target breaching any representation, warranty, or covenant contained in this Agreement);

       (iv) the Target may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary at any time prior to the Effective Time in the event the Target's board of directors concludes that termination would be in the best interests of the Target and its stockholders;

      (v) any Party may terminate this Agreement by giving written notice to the other Parties at any time prior to the Effective Time in the event the Fairness Opinion is withdrawn; or

       (vi) any Party may terminate this Agreement by giving written notice to the other Parties at any time after the Special Meeting in the event this Agreement and the Merger fail to receive the Requisite Stockholder Approval.

    (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 5(f) above shall survive any such termination.

   8. Miscellaneous.

    (a) Survival. None of the representations, warranties, and covenants of the Parties (other than the provisions in Section 2 above concerning payment of the Merger Consideration and the provisions in Section 5(i) above concerning insurance and indemnification) will survive the Effective Time.

    (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

    (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in Section 2 above concerning payment of the Merger Consideration are intended for the benefit of the Target Stockholders and (ii) the provisions in Section 5(i) above concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective heirs and legal representatives.

    (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

    (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

    (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

    (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

    (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

   If to the Target:

                          Enex Resources Corporation

   700 Milam Street
   Suite 1100
   Houston, Texas 77002
   Attn: Floyd C. Wilson

   If to the Buyer:

                            3TEC Energy Corporation

   700 Milam Street
   Suite 1100
   Houston, Texas 77002
   Attn: Floyd C. Wilson

   If to the Transitory Subsidiary:

                         3NEX Acquisition Corporation

   700 Milam Street
   Suite 1100
   Houston, Texas 77002
   Attn: Floyd C. Wilson

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

    (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

    (j) Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

    (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

    (l) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

    (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

    (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

   IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

"Buyer"

3TEC ENERGY CORPORATION

By: /s/ Floyd C. Wilson
  -------------------------------
Name: Floyd C. Wilson
Title:Chief Executive Officer

"Target"

ENEX RESOURCES CORPORATION

By: /s/ Floyd C. Wilson
  -------------------------------
Name: Floyd C. Wilson
Title:Chief Executive Officer

"Transitory Subsidiary"

3NEX ACQUISITION CORPORATION

By: /s/ Floyd C. Wilson
  -------------------------------
Name: Floyd C. Wilson
Title:Chief Executive Officer

                                    EXHIBITS

Exhibit A--Certificate of Merger

Disclosure Schedule--Exceptions to Representations and Warranties

                                  EXHIBIT "B"

(S) 262. Appraisal rights.

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S) 251 (other than a merger effected pursuant to (S) 251(g) of this title), (S) 252, (S) 254, (S) 257, (S) 258, (S) 263 or
(S) 264 of this title:

      (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

      (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to
  (S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

       a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

       b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

       c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

       d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

      (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

      (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

      (2) If the merger or consolidation was approved pursuant to (S) 228 or
  (S) 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
  (i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                  EXHIBIT "C"

                                FAIRNESS OPINION

                                 AND LOGIC MEMO

                                      FOR

                              ENEX RESOURCES, INC.


                          [Sanders Morris Harris logo]

                                 HOUSTON, TEXAS

                                October 1, 2001

                         [Sanders Morris Harris logo]

                                                                  G. Clyde Buck
                                                        Senior Vice President &
                                                              Managing Director

October 1, 2001

The Board of Directors
Enex Resources Corporation
700 Milam, Suite 1100
Houston, Texas 77002

Gentlemen:

   You have advised Sanders Morris Harris ("SMH") that 3TEC Energy Corporation ("3TEC") has proposed to acquire all of the remaining publicly held shares of common stock of Enex Resources Corporation ("Enex") not owned by 3TEC (3TEC owns approximately 80% of the 1,342,672 shares outstanding) at a price in cash of $14.00 per share. You have requested that SMH act as financial advisor and issue an opinion ("Opinion") as to the shareholders of Enex of the financial terms of the proposed transaction (the "Transaction").

   SMH, as part of its investment banking business, is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes.

   In arriving at our Opinion, we have, among other things:

  1. Reviewed Enex's Form 10-QSB reports for the quarters ended March 31, 2001 and June 30, 2001;

  2. Reviewed the 3TEC's Form 10-KSB report for the year ended December 31, 2000 with financial statements audited by KPMG, LLP;

  3. Reviewed the 3TEC's prospectus for a public offering of 7,000,000 shares of common stock dated June 26, 2000;

  4. Reviewed 3TEC's 10-QSB reports for the quarters ended March 31, 2001 and June 30, 2001;

  5. Reviewed summary pages of Enex reserve reports prepared by 3TEC as of September 1, 2001;

  6. Discussed with management of 3TEC and Enex the outlook for future operating results, the assets and liabilities of both companies, materials in the foregoing documents, and other matters we considered relevant to our inquiry; and

  7. Considered such other information, financial studies, analyses and investigations as we deemed relevant under the circumstances.

   In our review and in arriving at our Opinion, we have, with your permission, (i) not independently verified any of the foregoing information and have relied upon its being complete and accurate in all material respects,
(ii) with respect to any estimates, evaluations and projections furnished to us, assumed that such information was reasonably prepared and based upon the best currently available information and good faith judgement of the person furnishing the same, and (iii) not made an independent evaluation or appraisal of specific assets of Enex or 3TEC.

   In addition, we have not made a physical inspection of the oil and gas properties of Enex, nor have we made any independent evaluations, appraisals or investigations of the other assets of Enex or 3TEC.

   We are not experts in geological and engineering evaluation of oil and gas reserves. In rendering our Opinion, we have relied upon the oil and gas reserve information described above.

   Our Opinion is based upon market, economic and other conditions as they exist and can be evaluated as of the date of this letter. SMH consents to the inclusion of the text of this Opinion in any notice or appropriate disclosure to the public shareholders of Enex and in any filing that 3TEC or Enex is required by law to make, with the Securities and Exchange Commission.

   Based upon and subject to the foregoing, it is our Opinion that, as of the date hereof, the proposed Transaction is fair to the public shareholders of Enex from a financial point of view.

                                          SANDERS MORRIS HARRIS, INC.

                                          /s/ G. Clyde Buck
                                             G. Clyde Buck
                                             Managing Director

                                  EXHIBIT "D"

                               GLOSSARY OF TERMS

   The following are definitions of certain technical terms used in the Information Statement in connection with the oil and gas exploration and development business of the Company and 3TEC.

   "Bbl" - One stock tank barrel or 42 U.S. gallons liquid volume, usually used herein in reference to crude oil or other liquid hydrocarbons.

   "Mcf" - One thousand cubic feet; expressed where gas sales contracts are in effect, in terms of contractual temperature and pressure bases and, where contracts are nonexistent, at 60 degrees Fahrenheit and 14.65 pounds per square inch absolute.

   "Mcfe" - One thousand cubic feet equivalent, determined using a ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids.

   "Prospect" - An area in which a party owns or intends to acquire one or more oil and gas interests which is geographically defined on the basis of geological data and which is reasonably anticipated to contain at least one reservoir of oil, gas or other hydrocarbons.

   "Proved Reserves" - The estimated quantities of crude oil, natural gas and other hydrocarbons which, based upon geological and engineering data, are expected to be produced from known oil and gas reservoirs under existing economic and operating conditions, and the estimated present value thereof based upon the prices and costs on the date that the estimate is made and any price changes provided for by existing conditions.

   "Working Interest" - The operating interest under a lease which gives the owner the right to drill, produce and conduct operating activities on the property and a share of production, subject to all royalty interests, and other burdens and to all costs of exploration, development and operations and all risks in connection therewith.

                                      D-1